CONFIDENTIAL August 7, 2009 Presentation to the Special Committee of the Board of Directors of Punch Exhibit c(2)

CONFIDENTIAL
The following presentation is confidential and is intended for the benefit and use of the Special Committee of the Board of
Directors of Punch (the
“Special
Committee”)
in consideration of the proposed transaction at a meeting scheduled for
August 7, 2009. This presentation may not be used for any other purposes or disseminated, reproduced, quoted from or referred to at any time, in any manner or for any purpose without our prior written consent.
In developing this presentation, with your consent, we have assumed and relied, without independent verification, upon the accuracy and completeness of all information and data furnished to or otherwise reviewed by or discussed with us, including, without limitation, information provided to us by Punch’s management and publicly available information.
Furthermore, numerous quantitative analyses in these materials are based solely on projections provided to JMP Securities
LLC
(“JMP
Securities”
or
“JMP”)
by Punch’s management. We have further relied upon the assurances of the management of Punch that they are not aware of any facts that would make any of such information inaccurate or misleading.
This presentation is based upon information available to us and market, economic, financial and other circumstances and conditions as in effect on, and the information disclosed to us as of, the date hereof, and any material change in such circumstances and conditions would require a reevaluation of this presentation, which we are under no obligation to undertake.  Events occurring after the date hereof may affect our analyses and the assumptions used in preparing this presentation, and we do not assume any obligation to update, revise or reaffirm this presentation or our analyses.
Because this material was prepared for use in the context of a presentation to the Special Committee, which is familiar with the business and affairs of Punch, JMP takes no responsibility for the accuracy or completeness of any materials if used by persons other than the Special Committee.  This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of Punch or any other person.
This presentation is subject to all of the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter which has been provided to you with this presentation. This presentation does not constitute a recommendation by JMP to the Special Committee or any other person on how to vote or whether to take any other action with respect to the proposed transaction. Information contained within this presentation is per the Draft Agreement and
Plan of Merger dated and reviewed August 5, 2009
(“Per
Draft Agreement and Plan of
Merger”)
and per Punch
management.

CONFIDENTIAL Table of Contents I. Transaction and Process Overview II. Overview of Punch III. Valuation Analysis

CONFIDENTIAL I Transaction and Process Overview

CONFIDENTIAL
Transaction and Process Overview
The Special Committee of the Board of Directors has been formed to respond to a proposed
Agreement and Plan of Merger
(1)
among MedPak Holdings, Inc. (“Parent”), MedPak Merger Sub,
Inc., a wholly owned Subsidiary of Parent, and Punch by which the Merger Sub would merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the
Agreement.
Additionally, the Parent will enter into agreements with certain stockholders of the Company (the
“Contributing Stockholders”) by which such stockholders would commit to contribute to Parent prior to the Merger certain shares of Company Common Stock owned by them in exchange for shares of common stock of the Parent.
Introduction
(1) Per Draft Agreement and Plan of Merger and per Punch management.

CONFIDENTIAL
Process Overview
Raymond James was engaged in October 2008 to assist the Company in evaluating its strategic alternatives
The Company considered a strategic sale / leveraged buyout transaction (“LBO”) based on the following rationale:
– Significant pressure to focus on short term earnings at the expense of long term strategic plans
– Significantly reduce / eliminate public company expenses
– Very limited to no equity research coverage and very limited trading volume created a relatively illiquid stock
– Inability to raise equity capital at attractive pricing over the last few years
– Opportunity to provide an attractive return to existing shareholders
Transaction and Process Overview
(1)
(1) Per Punch management.

CONFIDENTIAL
Process Overview
Raymond James contacted 26 financial sponsors and 7 strategic parties
–
The Company received 6 indications of interest from interested parties (2 oral and 4 written) including
Excellere Partners
After instructions from the Special Committee to contact additional parties, JMP, on behalf of the
Special Committee, contacted an additional five financial sponsors and five strategic parties to evaluate interest in pursuing a potential transaction; however, no bids materialized
Subsequent to JMP’s outreach, the Special Committee accepted a letter of intent submitted by
Excellere Partners on June 9, 2009 and entered into a 45-day exclusivity period.  Upon the expiration of the 45-day period, the Special Committee entered into a 2-week extension of the exclusivity period
Transaction and Process Overview
(1)
(1) Per Punch management.

CONFIDENTIAL
Prior to the Merger, Contributing Stockholders will contribute certain of their shares to the Parent in exchange for shares of Parent common stock
$1,174,200
$39.0 million
Cash
December 31, 2009
$46.8 million
$5.75 per share
MedPak Merger Sub, Inc. (a Special Purpose Entity affiliated with Excellere Partners)
Transaction and Process Overview
Transaction and Deal Terms Summary
(1)
(1) Per Draft Agreement and Plan of Merger and per Punch management.
Acquirer
Offer Price
Consideration
Implied Equity Value
Implied Transaction Value
Termination Date
Termination Fee
Miscellaneous

CONFIDENTIAL
Transaction and Process Overview
(1)
Voting Agreements with certain stockholders of the Company
Contribution and Rollover Agreement
Employment Arrangements for certain identified individuals
Non-Competition and Non-Solicitation Agreements for certain individuals
Related
Agreements
(1) Per Draft Agreement and Plan of Merger and per Punch management.

CONFIDENTIAL
Implied Transaction Multiples
(1)  Based on the fully diluted shares of common stock outstanding as of June 19, 2009 per SEC 10-K filing for the period ending March 31, 2009 and Punch management.
(2)  Per Draft Agreement and Plan of Merger and per Punch management.
(3)  Based on audited financial statements per SEC 10-K filing for the fiscal year ended March 31, 2009 and internal, draft, unaudited financials for the three months ended June 30,
2009 or at June 30, 2009 per Punch management.
(4)  Enterprise value is defined as fully diluted equity value (market capitalization) plus total debt minus cash & cash equivalents.
(5)  LTM financials and CY09E have been adjusted for non-recurring and one-time charges per Punch management.
(6)  LTM represents the latest twelve months ended June 30, 2009 and is based on audited financial statements per SEC 10-K filing for the fiscal year ended March 31, 2009 and internal, draft, unaudited financials for the three months ended June 30, 2009 per Punch management.
(7)  CY09E based on projected financials provided by Punch management and have been adjusted for non-recurring and one-time charges per Punch management.
Transaction and Process Overview
($ and shares in millions, except per share data)
(in millions, except per share data)
Shares Outstanding
(1)
Punch Operating Statistics
(3)
Basic Shares Outstanding 6.473 Revenue EBITDA
(5)
Net Income
(5)
Dilutable Shares (Treasury Stock Method) 0.303
LTM
(6)
$74.3 $7.5 $2.6
Fully Diluted Shares Outstanding 6.777 CY09E
(7)
70.3 7.9 2.8
Merger Consideration
(2)
Price per Share $5.75
Implied Punch Multiples
Valuation EV / Revenue EV / EBITDA
Equity Value /
Net Income
Equity Value $39.0 LTM
(6)
0.6x 6.2x 15.0x
Net Debt
(3)
7.8 CY09E
(7)
0.7x 6.0x 14.1x
Enterprise Value ("EV")
(4)
$46.8

CONFIDENTIAL II Overview of Punch

CONFIDENTIAL
Overview of Punch
Company Description
Source: SEC filings, Punch management.
Company Overview
Punch, a Delaware corporation, was incorporated in March 1984. Punch is a holding company that operates through direct and indirect subsidiaries, Punch Packaging
Systems, Inc. (“Punch Packaging”), Punch Medication Technologies, Ltd. and Punch
Medication Technologies GmbH. Punch GmbH is a wholly-owned subsidiary of
Punch Limited.
Punch Packaging primarily manufactures and sells consumable medication punch cards, packaging equipment and ancillary products throughout the United States (the
“U.S.”), Canada and Europe. Its customers are predominantly institutional pharmacies that supply nursing homes, assisted living and correctional facilities with prescription medications for their patients. Punch Packaging manufactures its proprietary consumable punch cards and most of its packaging equipment in its own facilities. Punch Packaging’s medication dispensing systems and products provide innovative methods for dispensing medications in disposable packages. The
Company currently serves more than 4,500 institutional pharmacies in the long-term care and correctional markets, both domestically and internationally.
Corporate Headquarters:
2003 Gandy Blvd.
St. Petersburg, FL 33702
Officers:
Todd E. Siegel – President & CEO
Michael Conroy – CFO
Michael Stevenson – COO

CONFIDENTIAL
Consumables
–
Consists of the manufacturing and sale of punch cards
and blisters and other consumable medication packaging.
–
Revenues of $53.9 million and $50.4 million in FY 2009
and FY 2008, respectively.
–
Gross margin of 40.8% and 42.2% in FY 2009 and FY
2008, respectively.
Packaging Automation
–
Consists of products that provide customers with the
ability to package medication into consumable products in
an efficient manner.
–
Revenues of $21.7 million and $7.2 million in FY 2009 and
FY 2008, respectively.
–
Gross margin of 14.6% and 8.7% in FY 2009 and FY
2008, respectively.
Medication Administration Services
–
Consists of automation products designed to provide
customers with a system to administer medication to
residents at long-term care facilities.
–
Revenues of $0.6 million and $0.2 million in FY 2009 and
FY 2008, respectively.
–
Gross margin of 21.2% and 4.3% in FY 2009 and FY
2008, respectively.
Segment Overview
Source: SEC filings, Punch management.
70.7%
28.5%
0.8%
FY 2009 Revenue by Segment
FY 2008 Revenue by Segment
87.2%
12.4%
0.4%
Consumables
Packaging Automation
Medication Administration Systems
Overview of Punch

CONFIDENTIAL
Overview of Punch
Income Statements
Source: Historical financials are based on publicly available SEC filings and internal, draft, unaudited financials for the three months ended June 30, 2009 per Punch management.  Financial projections provided by Punch management.
(1)  FY 2009A, LTM and CY 2009E financials have been adjusted for non-recurring and one-time charges per Punch management
(2)  LTM represents the latest twelve months ended June 30, 2009.
($ in thousands)
For the Fiscal Year Ending March 31,
2007A 2008A 2009A
LTM
30-Jun-09
(2)
2010E 2011E 2012E 2013E 2014E CY2009E
Net Revenues $51,095 $57,809 $76,275 $74,268 $73,725 $79,630 $86,298 $93,677 $102,416 $70,325
Revenue Growth 13% 32% n/a (3%) 8% 8% 9% 9%
Cost of Sales $31,736 $35,880 $50,966 $48,843 $47,261 $50,521 $54,447 $58,865 $64,171 $44,761
Gross Profit $19,359 $21,929 $25,309 $25,424 $26,464 $29,109 $31,851 $34,812 $38,245 $25,565
Gross Margin 38% 38% 33% 34% 36% 37% 37% 37% 37% 36%
Operating Expenses (excl D&A) $12,461 $15,716 $18,266 $18,843 $18,400 $19,342 $20,334 $21,378 $22,480 $18,334
EBITDA $6,898 $6,213 $7,043 $6,582 $8,064 $9,767 $11,517 $13,434 $15,765 $7,230
Depreciation 1,538 1,840 2,408 2,487 2,500 2,500 2,500 2,500 2,500 2,703
Amortization 816 945 540 452 597 597 597 174 174 310
EBIT 4,544 3,428 4,095 3,642 4,967 6,670 8,420 10,760 13,091 4,217
Operating Margin 9% 6% 5% 5% 7% 8% 10% 11% 13% 6%
Net Interest Expense 372                       637                       479                       443                       154                       41                         (16)                        (42)                        (74)                        418
Pretax Income $4,172 $2,791 $3,616 $3,199 $4,813 $6,629 $8,437 $10,802 $13,165 $3,800
Income Tax 1,641                    736                       1,135                    964                       1,805                    2,486                    3,164                    4,051                    4,937                    1,330
Net Income As Reported $2,531 $2,055 $2,481 $2,235 $3,008 $4,143 $5,273 $6,751 $8,228 $2,470
EBITDA $6,898 $6,213 $7,043 $6,582 $8,064 $9,767 $11,517 $13,434 $15,765 $7,230
Foreign Exchange Adjustment 0 0 343 543 0 0 0 0 0 213
Pending Transaction Costs 0 0 0 422 0 0 0 0 0 422
Adjusted EBITDA
(1)
$6,898 $6,213 $7,386 $7,546 $8,064 $9,767 $11,517 $13,434 $15,765 $7,865
Adjusted Net Income
(1)
$2,531 $2,055 $2,474 $2,603 $3,008 $4,143 $5,273 $6,751 $8,228 $2,772

CONFIDENTIAL
Balance Sheets
Overview of Punch
($ in thousands)
For the Fiscal Year Ending March 31,
2007A 2008A 2009A
30-Jun-09
2010E 2011E 2012E 2013E 2014E
Assets
Current Assets
Cash and Cash Equivalents $292 $662 $493 $829 $500 $942 $5,637 $11,298 $18,243
Restricted Cash 0 158 79 37 0 0 0 0 0
Accounts Receivable 9,194 8,213 8,567 8,596 8,180 8,836 9,576 10,394 11,364
Inventories 5,767 14,504 10,001 9,487 9,398 10,046 10,826 11,705 12,760
Other Current Assets 1,197 3,023 1,101 1,220 1,865 2,014 2,183 2,370 2,591
Total Current Assets 16,450 26,560 20,241 20,169 19,943 21,837 28,222 35,767 44,957
Non-Current Assets
Property Plant and Equipment 5,344 7,746 8,127 7,877 8,127 8,127 8,127 8,127 8,127
Goodwill and Intangible Assets 1,548 1,944 1,727 1,904 1,627 1,527 1,427 1,327 1,227
Other Non-Current Assets 2,507 2,198 1,831 1,719 1,484 1,087 691 716 742
Total Non-Current Assets 9,399 11,888 11,685 11,501 11,238 10,741 10,245 10,170 10,096
Total Assets $25,849 $38,448 $31,926 $31,670 $31,181 $32,579 $38,467 $45,937 $55,054
Liabilities & Stockholder's Equity
Current Liabilities
Accounts Payable and Accrued Expenses $6,633                 $8,653                 $6,170                 $6,134                 $7,769                 $8,305                 $8,950                 $9,676                 $10,549
Current Debt 2,775                    180                       19                         9 --                      --                      --                      --                      --
Customer Deposits 391                       4,123                    1,330                    --                      966                       911                       881                       874                       890
Total Current Liabilities 9,799 12,956 7,519 6,143 8,735 9,216 9,832 10,550 11,439
Non-Current Liabilities
Senior Debt 5,291                    11,590                 8,177                    8,666 3,227                    --                      --                      --                      --
Capital Leases 210                       101                       19                         0 --                      --                      --                      --                      --
Other Non-Current Liabilities 836                       1,210                    1,823                    1,828                    1,823                    1,823                    1,823                    1,823                    1,823
Total Non-Current Liabilities 6,337 12,901 10,019 10,494 5,050 1,823 1,823 1,823 1,823
Total Liabilities 16,136 25,857 17,538 16,637 13,785 11,039 11,655 12,373 13,262
Total Stockholder's Equity 9,713 12,591 14,388 15,033 17,396 21,539 26,812 33,564 41,792
Total Liabilities & Stockholder's Equity $25,849 $38,448 $31,926 $31,670 $31,181 $32,579 $38,467 $45,937 $55,054
Source: Historical financials are based on publicly available SEC filings and internal, draft, unaudited financials for June 30, 2009 per Punch management.  Financial projections provided by Punch management.

CONFIDENTIAL
Cash Flow Statements
Overview of Punch
Source: Historical financials are based on publicly available SEC filings.  Financial projections provided by Punch management.
Note: LTM cash flow is unavailable.
($ in thousands)
For the Fiscal Year Ending March 31,
2007A 2008A 2009A 2010E 2011E 2012E 2013E 2014E
Cash from Operations
Net Income $2,531 $2,055 $2,481 $3,008 $4,143 $5,273 $6,751 $8,228
Depreciation & Amortization 2,354 2,768 2,919 3,097 3,097 3,097 2,674 2,674
Changes in Working Capital (1,163) (3,425) (574) 1,521 (972) (1,074) (1,165) (1,357)
Changes in Non-Current Assets / Liabilities -- -- 47 -- -- -- -- --
Other 741 (539) 702 -- -- -- -- --
Total Cash from Operations 4,463 859 5,575 7,626 6,269 7,296 8,260 9,545
Cash from Investing
Capital Expenditures (2,791) (5,070) (2,459) (2,500) (2,500) (2,500) (2,500) (2,500)
New Patents and Maintenance (167) (123) (56) (150) (100) (100) (100) (100)
Total Cash Flow from Investing (2,958) (5,193) (2,515) (2,650) (2,600) (2,600) (2,600) (2,600)
Cash from Financing
Change in Senior Debt 2,913 6,299 (3,413) (4,950) (3,227) -- -- --
Change in Capital Lease Obligations (139) (109) (82) (19) -- -- -- --
Other (4,285) (1,443) (111) -- -- -- -- --
Total Cash Flow from Financing (1,511) 4,747 (3,606) (4,969) (3,227) 0 0 0
Effect of Exchange Rate Changes on Cash (149) (43) 377 -- -- -- -- --
Cash and Cash Equivalents at the Beginning of the Year 447 292 662 493 500 942 5,637 11,298
Net Increase (Decrease) in Cash (155) 370 (169) 7 442 4,696 5,660 6,945
Cash at the End of the Period $292 $662 $493 $500 $942 $5,637 $11,298 $18,243

CONFIDENTIAL
Shareholder Composition Analysis
(1) Source: FactSet Research Systems and SEC filings.
(2) Source: FactSet Research Systems and SEC filings. Excludes all stock options exercisable.
(3) Basic shares outstanding as of June 19, 2009 per SEC 10-K filing for fiscal year ended March 31, 2009.
Overview of Punch
Institution
(1)
Shares % Held Date
1 Burnham Asset Management Corp. 887,617 13.7% 06-30-09
2 Robeco Investment Management 247,495 3.8% 03-31-09
3 Cortina Asset Management LLC 198,266 3.1% 03-31-09
4 Renaissance Technologies LLC 162,600 2.5% 03-31-09
5 Wasatch Advisors, Inc. 159,867 2.5% 03-31-09
6 Wall Street Associates LLC 136,600 2.1% 03-31-09
7 Dimensional Fund Advisors, Inc. 90,648 1.4% 03-31-09
8 Skylands Capital LLC 59,371 0.9% 06-30-09
9 Employees Retirement System of Texas 45,100 0.7% 03-31-09
10 The California Public Employees Retirement System 7,600 0.1% 06-30-09
All Other Institutional Holders 1,448 0.0%
Total Institutional Ownership 1,996,612 30.8%
Insider
(2)
Shares % Held Date
1 Todd E Siegel 1,669,133 25.8% 07-27-09
2 Michael D Stevenson 83,988 1.3% 07-27-09
Ownership Summary
3 John D Stanton 51,286 0.8% 07-27-09
4 David W Kazarian 26,836 0.4% 07-27-09
Shares Held by Institutions
(1)
1,996,612 30.8% 5 Peter A Williams 20,000 0.3% 07-27-09
Shares Held by Insiders
(2) 1,863,593 28.8% 6 Allen S Braswell Jr 4,700 0.1% 07-27-09
Non-Filing / Other Positions 2,612,860 40.4% Other Insiders 7,650 0.1%
Basic Shares Outstanding
(3)
6,473,065 100.0% Total Insider Ownership 1,863,593 28.8%
Institutions
Insiders
28.8%
40.4%
30.8%
Institutions Insiders Others

CONFIDENTIAL III Valuation Analysis

CONFIDENTIAL
Valuation Analysis
Valuation Overview
Valuation methodologies included, but not limited to:
–
Historical stock trading analysis;
–
Selected public company analysis;
–
Selected precedent transaction analysis;
–
Premiums paid analysis;
–
Discounted cash flow (“DCF”) analysis; and
–
Leveraged buyout analysis.
For purposes of evaluating the selected public companies, JMP Securities utilized groups of companies with aspects similar to aspects of Punch’s business.
For purposes of evaluating the selected transactions, JMP Securities utilized a group of transactions involving target companies operating in similar businesses to Punch’s business.
For the purposes of the discounted cash flow analysis, JMP Securities relied upon the Company’s financial forecast as developed by the management of Punch.
For the premiums paid analysis, JMP Securities analyzed the premiums paid in certain transactions involving acquisition features similar to the proposed transaction with Punch.
JMP Securities gave no particular weight to any specific valuation methodology.

CONFIDENTIAL
Valuation Summary
($ in millions, except per share data)
Implied Per Share Price                                         $1.79                  $3.27                           $4.74                  $6.22                             $7.70                  $9.17
Selected Public Company
Comparables
Precedent Transactions
Merger Consideration Per Share
$5.75
Valuation Analysis
(1)
Financial Metrics Multiple Range
$7.5
$7.9
$2.6
$2.8
$7.5
6.00x    -
5.50x    -
14.00x    -
13.00x    -
7.50x
7.00x
17.00x
15.00x
6.00x    - 8.00x
Note: LTM represents the latest twelve months ended June 30, 2009.
(1)  LTM and CY 2009E financials have been adjusted for non-recurring and one-time charges per Punch management.
(1)
(1)
(1)
(1)
52 Week Range
$2.16
$6.24
$44
$57
$44
$48
$52
$43
$53
$57
$45
$60
$50
$68
$45
$45
$49
$55
$0 $10 $20 $30 $40 $50 $60 $70 $80
LBO Analysis
Discounted Cash Flow
Going Privates Premiums Paid
TV / LTM EBITDA
Equity Value / CY09E Net Income
Equity Value / LTM Net Income
EV / CY09E EBITDA
EV / LTM EBITDA
Enterprise Value

CONFIDENTIAL
180 Day Average - $4.04
Historical Stock Trading Analysis
Source: Capital IQ, Factset Research Systems.
(1)  Based on the 52-week high and low, 30 trading day average, 90 trading day average and 180 trading day average stock price for the respective periods ended August 6,
2009.
Valuation Analysis
LTM Trading Performance
30 Day Average - $5.64
90 Day Average - $4.71
Merger Consideration - $5.75
08/07/08 10/17/08 12/30/08 03/13/09 05/25/09 08/06/09
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
$5.50
$6.00
$6.50
0
10
20
30
40
50
60
70
80
6/9/09
Punch Enters Into
Non-Public
Confidential LOI
6/16/09
Punch Reports
FY2009 Results
Date Price
Merger
Consideration
Premium
Average Daily
Trading Volume
Merger Consideration $5.75
52 Week High
(1)
6/17/2009 6.24 (7.9%)
52 Week Low
(1)
12/4/2008 2.16 166.2%
30 Day Average
(1)
5.64 2.0% 4,484
90 Day Average
(1)
4.71 22.1% 2,936
180 Day Average
(1)
4.04 42.3% 3,398

CONFIDENTIAL
Stock Liquidity
Valuation Analysis
Source: Factset Research Systems.
12/31/07 04/25/08 08/20/08 12/15/08 04/10/09 08/06/09
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
0
10
20
30
40
50
60
70
80
90
100
6/30/08
Reports FY
Results:
Sales of
$57.8mm
EPS of $0.31
8/5/08
Reports FQ1
Results:
Sales of
$19.4mm
EPS of $0.06
2/17/09
Reports FQ3
Results:
Sales of
$19.2mm
EPS of $0.10
7/2/08
Switch from The
American Stock
Exchange to The
NASDAQ Stock
Market
6/16/09
Reports FY
Results:
Sales of
$76.3mm
EPS of $0.37
6/9/09
Punch Enters Into
Non-Public
Confidential LOI
2/6/08
Reports FQ3
Results:
Sales of
$14.7mm
EPS of $0.09
11/3/08
Reports FQ2
Results:
Sales of
$20.7mm
EPS of $0.08

CONFIDENTIAL
Volume Weighted Average Price (“VWAP”) Analysis - Trailing 12 Months
As of 08/06/09, the Merger Consideration is 28.1% above Punch’s trailing 12 month
VWAP of $4.49
Over the past 12 months, Punch has traded 20.0% of its total shares outstanding and
34.8% of its free float
Valuation Analysis
Source: Factset Research Systems.
Punch VWAP – Trailing 12 Months
8.6%
11.5%
3.2%
12.5%
18.6%
7.8%
23.7%
9.4%
3.8%
1.0%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
<$2.50 <$2.90 <$3.30 <$3.70 <$4.10 <$4.50 <$4.90 <$5.30 <$5.70 <$6.10
Price per Share
$4.49 Volume
Weighted Average
Price

CONFIDENTIAL
Valuation Analysis
Implied Multiples of Selected Publicly Traded Companies – EBITDA and Net Income
(1,2)
Implied
Punch
Multiple 6.2x
(4)
Implied
Punch
Multiple 6.0x
(4)
Implied
Punch
Multiple 15.0x
(4)
Implied
Punch
Multiple 14.1x
(4)
(1)  Based on audited financial statements per SEC 10-K filing for the fiscal year ended March 31, 2009 and internal, draft, unaudited financials for the three months ended June 30, 2009 or at June 30, 2009 per Punch management.
(2)  Per Draft Agreement and Plan of Merger and per Punch management.
(3)  LTM represents the latest twelve months reported.
(4)  LTM and CY09E financials have been adjusted for non-recurring and one-time charges per Punch management.
(5)  Equity Value / Net Income high, median and low calculations exclude multiples above 30.0x.
Enterprise Value / LTM EBITDA
(3)
13.0x
5.5x
7.2x
0.0x
5.0x
10.0x
15.0x
20.0x
High Median Low
Equity Value / LTM Net Income
(3)(5)
12.8x
9.6x
25.2x
0.0x
10.0x
20.0x
30.0x
High Median Low
Equity Value / CY2009E Net Income
(5)
19.7x
12.8x
9.9x
0.0x
10.0x
20.0x
30.0x
High Median Low
Enterprise Value / CY2009E EBITDA
11.8x
5.8x
7.1x
0.0x
5.0x
10.0x
15.0x
20.0x
High Median Low

CONFIDENTIAL
Source: FactSet Research Systems, CapitalIQ, First Call and Company projections.
(1) Equity Value / Net Income mean and median calculations exclude multiples above 30.0x, which is denoted by “n/m”.
(2) Equity value plus total debt, preferred stock and minority interests minus cash & cash equivalents.
(3) LTM represents the latest twelve months reported.
Valuation Analysis
Analysis of Selected Public Companies
($ in millions)
Enterprise Value Equity Value
(1)
Price Equity Enterprise LTM
(3)
CY 2009E LTM
(3)
CY 2009E
Company 08/06/09 Value Value
(2)
EBITDA EBITDA Net Income Net Income
Healthcare Equipment
West Pharmaceutical Services, Inc. $39.83 $1,335.8 $1,641.7 10.1x 9.2x 25.2x 17.5x
Omnicell Inc. 11.88 379.9 253.5 13.0x 11.8x n/m n/m
Packaging & Containers
MeadWestvaco Corporation $20.65 $3,585.2 $5,373.2 7.2x 7.4x n/m n/m
Pactiv Corp. 25.18 3,360.0 4,494.0 5.8x 5.8x 10.9x 10.5x
Graphic Packaging Holding Company 2.13 750.4 3,658.1 7.6x n/a n/m n/a
Bemis Co. Inc. 26.54 2,750.5 3,305.8 7.3x 7.2x 15.2x 15.6x
Rock-Tenn Co. 45.73 1,839.9 3,274.4 6.1x 6.2x 10.7x 9.9x
Distribution / Supply
McKesson Corp. $52.56 $14,268.1 $14,133.1 6.4x 6.6x 13.8x 12.9x
Cardinal Health, Inc. 32.97 11,882.1 14,187.2 5.5x 6.0x 9.8x 11.1x
AmerisourceBergen Corporation 20.46 6,239.7 6,517.7 6.5x 6.9x 11.8x 12.7x
PSS World Medical Inc. 19.69 1,201.2 1,305.1 10.0x 9.7x 19.3x 19.7x
Institutional Pharmacy
Omnicare Inc. $23.18 $2,807.5 $4,747.3 6.7x 6.7x 9.6x 10.0x
PharMerica Corporation 20.22 636.4 798.7 8.0x 7.8x 16.9x 16.4x
Mean 7.7x 7.6x 14.3x 13.6x
Median 7.2x 7.1x 12.8x 12.8x

CONFIDENTIAL
Valuation Analysis
Implied Multiples of Selected Precedent Transactions – EBITDA
(1,2)
Implied
Punch
Multiple 6.2x
(4)
(1)  Based on audited financial statements per SEC 10-K filing for the fiscal year ended March 31, 2009 and internal, draft, unaudited financials for the three months ended June 30, 2009 or at June 30, 2009 per Punch management.
(2)  Per Draft Agreement and Plan of Merger and per Punch management.
(3)  LTM represents the latest twelve months ended June 30, 2009.
(4)  LTM financials have been adjusted for non-recurring and one-time charges per Punch management.
Transaction Value / LTM EBITDA
(3)
15.8x
6.9x
9.6x
0.0x
5.0x
10.0x
15.0x
20.0x
High Median Low

CONFIDENTIAL
Selected Precedent Transactions and Implied Multiples of EBITDA
Source: SEC Filings, Company Press Releases and Wall Street Research.
(1)  Represents the equity consideration received by the seller in the transaction plus assumed debt less cash and cash equivalents.
(2)  Aldabra 2 Acquisition Corp is now known as Boise, Inc.
(3)  Berry Plastics, Inc., prior to merger with Covalence Specialty Materials Corporation.
Valuation Analysis
($ in millions)
LTM Transaction
Transaction Value Multiples
Date Announced Target Acquiror Value
(1)
EBITDA
Healthcare-Related Distribution
08/19/08 The Burrows Company Owens & Minor Distribution $83.7 n/a
06/01/07 Chem Rx Corporation Paramount Acquisition Corp. 230.8 9.6x
03/28/07 Bellco Health AmerisourceBergen 235.0 n/a
07/28/06 Rainier Home Health Care Pharmacy Omnicare, Inc. 14.0 n/a
07/28/06 MediSystem Technologies Shoppers Drug Mart 80.0 13.7x
05/24/04 NeighborCare Omnicare, Inc. 1,503.0 15.8x
Packaging
01/10/08 Southern Container Corp. Rock-Tenn Co.
993.0
6.9x
12/27/07 Rex Corporation Cenveo Inc. 49.5 n/a
09/06/07 Creative Forming, Inc. Spartech Corp. 61.0 n/a
07/17/07 Boise Cascade Company, Paper and Packaging Assets Aldabra 2 Acquisition Corp
(2)
1,638.9 7.0x
07/10/07 Altivity Packaging, LLC Graphic Packaging Holding Company 1,870.2 11.7x
06/11/07 OI Plastic Products FTS Inc. Rexam plc 1,825.0 11.4x
06/28/06 Berry Plastics Group, Inc.
(3)
Apollo Management, L.P.; Graham Partners 2,250.0 9.5x
02/24/06 Packaging Dynamics Corp. Thilmany, LLC 274.7 8.3x
Mean 10.4x
Median 9.6x

CONFIDENTIAL
Premiums Paid in Selected Transactions
(1) (2)
Valuation Analysis
Source: SEC filings, press releases, Capital IQ and Factset Research Systems.
(1)  Represents the offer premium to the 1 trading day, 30 trading day, 60 trading day and 90 trading day average closing stock price prior to the public announcement of the transaction.
(2)  The selected transactions represent cash merger transactions with transaction values between $10 and $250 million in transaction value.
Premium Paid %
Date Announced Target Company Name Acquirer Company Name 1 Day Prior
30 Day
Average
60 Day
Average
90 Day
Average
03/05/09 Gevity HR Trinet Group 97.0% 88.0% 117.3% 90.8%
01/12/09 Aladdin Knowledge Systems Vector Capital 19.8% 56.8% 31.8% 15.4%
12/08/08 Service Bancorp Middlesex Savings Bank 169.5% 191.7% 207.3% 193.3%
11/17/08 Transmeta Novafora 12.9% 16.1% 21.4% 24.1%
11/13/08 Loring Ward International Werba Reinhard 60.9% 21.3% (15.7%) (22.5%)
10/31/08 SM&A Odyssey Investment Partners 159.3% 135.2% 108.0% 82.3%
09/25/08 Cherokee International Lineage Power 33.3% 19.7% 36.3% 32.1%
09/09/08 Pharsight Tripos 37.8% 30.2% 27.0% 24.6%
09/05/08 Nevada Chemicals Oaktree Capital Management 36.4% 36.0% 36.5% 38.9%
08/19/08 Industrial Rubber Products Lime Rock Partners 57.1% 57.4% 68.1% 71.1%
07/31/08 Zones Management 59.0% 14.5% 10.8% 8.1%
07/28/08 Meadow Valley Insight Equity 22.1% 21.5% 14.8% 15.6%
06/26/08 Community Bankshares (South Carolina) First Citizens Bancorp (South Carolina) 90.9% 84.2% 79.3% 77.5%
06/10/08 CAM Commerce Solutions Great Hill Partners 7.9% 9.9% 9.8% 8.2%
06/09/08 HireRight US Investigations Services 54.2% 61.3% 62.0% 68.0%
05/23/08 Angelica Lehman Brothers Holdings 33.7% 30.2% 28.0% 28.4%
05/07/08 Gemcom Software International The Carlyle Group, JMI Equity 6.6% 13.7% 14.9% 16.5%
04/28/08 Max & Erma's Restaurants G&R Acquisition 37.0% 49.2% 36.5% 48.4%
04/14/08 Clayton Holdings Greenfield Partners 24.5% 32.7% 34.3% 38.8%
03/13/08 National Atlantic Holdings Palisades Safety & Insurance Management 14.5% 13.3% 27.5% 21.3%
03/10/08 MASSBANK Eastern Bank 4.7% 6.0% 8.1% 8.9%
02/22/08 ESS Technology Imperium Partners Group 36.7% 35.8% 26.0% 21.5%
01/15/08 Lifecore Biomedical Warburg Pincus 32.4% 29.2% 31.7% 33.8%
01/15/08 Manatron Thoma Cressey Bravo 36.4% 36.5% 34.8% 33.8%
01/15/08 Financial Industries Americo Life 30.6% 30.3% 30.8% 29.4%
12/17/07 Carrier Access Turin Networks 4.0% 9.6% (12.3%) (22.9%)
10/30/07 E-Z-EM Bracco Diagnostics 27.9% 27.4% 34.3% 36.9%
10/02/07 Printronix Vector Capital 18.3% 18.2% 18.0% 19.4%
09/21/07 RTW Rockhill Holding 53.7% 58.0% 54.7% 52.9%
09/18/07 Factory Card & Party Outlet AAH Holdings Corporation 105.0% 129.5% 100.9% 74.3%
08/07/07 CompuDyne The Gores Group 32.3% 27.3% 30.3% 28.2%
08/03/07 Coast Financial Holdings First Banks 46.6% 12.1% 6.0% (21.5%)
07/30/07 MC Shipping Bear Stearns 19.7% 17.7% 21.6% 24.6%
07/11/07 New Brunswick Scientific Eppendorf 43.2% 46.1% 44.9% 41.5%
07/05/07 Champps Entertainment Fox & Hound Restaurant Group 21.0% 18.8% 10.1% 6.5%
05/03/07 MITY Enterprises Peterson Partners, Sorenson Capital 9.2% 10.6% 11.3% 13.4%
04/26/07 Pediatric Services of America Portfolio Logic 18.6% 16.1% 20.4% 22.2%

CONFIDENTIAL
Valuation Analysis
Premiums Paid in Selected Transactions
(1) (2)
Source: SEC filings, press releases, Capital IQ and Factset Research Systems.
(1)  Represents the offer premium to the 1 trading day, 30 trading day, 60 trading day and 90 trading day average closing stock price prior to the public announcement of the transaction.
(2)  The selected transactions represent cash merger transactions with transaction values between $10 and $250 million in transaction value.
Premium Paid %
Date Announced Target Company Name Acquirer Company Name 1 Day Prior
30 Day
Average
60 Day
Average
90 Day
Average
04/12/07 Mobius Management Systems Allen Systems Group 35.1% 38.6% 44.4% 45.6%
04/06/07 Embarcadero Technologies Thoma Cressey Bravo 4.7% 9.1% 12.0% 11.2%
04/05/07 World Air Holdings Global Aero Logistics 15.7% 20.0% 28.5% 34.4%
04/04/07 Ablest SelectRemedy 48.6% 48.3% 51.0% 57.9%
04/02/07 Quovadx Battery Ventures 23.5% 19.8% 18.7% 18.6%
03/23/07 Smithway Motor Xpress Western Express 18.1% 13.8% 10.2% 8.0%
02/26/07 The Smith & Wollensky Restaurant Group Bunker Hill Capital 12.8% 22.1% 46.8% 59.5%
02/23/07 Applied Innovation KEG Holdings 7.8% 9.4% 8.7% 8.1%
02/16/07 Fieldstone Investment Credit-Based Asset Servicing & Securitization 112.7% 61.7% 27.5% 0.7%
02/09/07 Mikron Infrared LumaSense Technologies 17.6% 6.0% (16.9%) (17.5%)
02/07/07 Wellco Enterprises Golden Gate Capital, Integrity Brands 33.1% 29.0% 27.2% 25.5%
01/23/07 Blair Appleseed's TopCo 15.0% 27.6% 33.1% 40.6%
01/10/07 International Aluminum Genstar Capital 6.0% 12.0% 19.4% 26.4%
High 169.5% 191.7% 207.3% 193.3%
Average 38.5% 36.6% 34.8% 32.1%
Median 31.5% 27.4% 27.7% 26.0%
Low 4.0% 6.0% (16.9%) (22.9%)

CONFIDENTIAL
Note: The date of the DCF analysis was assumed to be July 1, 2009.
(1) Financial projections provided by Punch management.
(2) Interim period represents the nine month period from July 1, 2009 - March 31, 2010.
(3) Cash taxes calculated on an unlevered basis.
(4) Based on mid-period cash flow convention.
Valuation Analysis
Discounted Cash Flow Valuation and Sensitivity
($ in millions)
Interim Period
FY2010E
(2)
FY2011E FY2012E FY2013E FY2014E
Net Revenues $56.4 $79.6 $86.3 $93.7 $102.4
% Growth 8% 8% 9% 9%
Adjusted EBITDA 6.4 9.8 11.5 13.4 15.8
% Margin 11% 12% 13% 14% 15%
Adjusted EBIT 4.1 6.7 8.4 10.8 13.1
% Margin 7% 8% 10% 11% 13%
Unlevered Free Cash Flow
Adjusted EBITDA 6.4 9.8 11.5 13.4 15.8
Less: Cash Taxes
(3)
1.5 2.5 3.2 4.0 4.9
Less: Capital Expenditures and Net Patents 2.3 2.6 2.6 2.6 2.6
Less: Change in Working Capital (2.0) 1.0 1.1 1.2 1.4
Unlevered Free Cash Flow $4.6 $3.7 $4.7 $5.6 $6.9
Financial Projections
(1)
Exit Multiple Method Enterprise Value - Terminal Multiple Method
2014E EBITDA $15.8
Terminal EBITDA Multiple 6.25x
Terminal EBITDA Multiple
Assumed Discount Rate (WACC) 17.5% 5.25x 5.75x 6.25x 6.75x 7.25x
15% $60.9 $65.0 $69.0 $73.1 $77.1
Implied Equity Valuation Calculation % Value Assumed 17% $56.9 $60.6 $64.3 $68.1 $71.8
Present Value of Cash Flows
(4)
$17.4 28%
WACC 19%
$53.2 $56.6 $60.1 $63.5 $67.0
Present Value of Terminal Value $45.8 72% Range 21% $49.8 $53.0 $56.2 $59.4 $62.6
Enterprise Value (Sum of Discounted CF) $63.2 100% 23% $46.8 $49.7 $52.7 $55.6 $58.6

CONFIDENTIAL
(1)  Cost of Debt:  Cost of Borrowing * (1 - tax rate).
(2)  Based on current borrowing costs.
(3)  Tax rate per Punch management.
(4)  Cost of Equity:  Rf + B * (Rm - Rf).
(5)  Yield on 10-year US Treasury (08/06/09).
(6)  Average of comparable companies historical betas.
(7)  Source: Ibbotson Associates 2009.  Stock total returns minus long-term government bond income returns.
(8)  Source: Ibbotson Associates 2009.  Expected return in excess of the capital asset pricing model (CAPM), based on companies with market capitalization less than $136.5 million.
(9)  WACC: [(Rf + B * (Rm - Rf) + Sp) * (E / (D + E))] + [Kd * (1 - T) * (D / (D + E))].
(10)  Debt to capitalization ratio based on Punch's current capitalization.
Valuation Analysis
Weighted Average Cost of Capital (WACC) Calculation
A.  Cost of Debt (Kd)
(1)
Estimated Cost of Borrowing
(2)
4.5%
Tax Rate (T)
(3)
37.5%
Kd = 2.8%
B.  Cost of Equity (Ke)
(4)
Risk Free Rate (Rf)
(5)
3.8%
Industry Average Beta (B)
(6)
0.78
Market Risk Premium (Rm - Rf)
(7)
6.5%
Size Premium (Sp)
(8)
9.5%
Ke = 18.4%
C.  Weighted Average Cost of Capital (WACC)
(9)
Debt to Capitalization Ratio
(10)
18.3%
Implied Equity to Capitalization Ratio
81.7%
WACC = 15.5%

CONFIDENTIAL
Transaction Summary
Valuation Analysis
LBO Analysis
($ in millions, except per share data)
Sources: Uses:
Merger Consideration Per Share $5.75 Target Excess Cash $0.8 Purchase of Equity $39.0
Shares Outstanding (Fully Diluted) 6.777 Debt 22.6 Debt Repayment 8.7
Equity Valuation $39.0 Equity (inclusive of rollover) 27.2 Assumed Fees and Expenses 3.0
Total Sources $50.6 Total Uses $50.6
Less: Cash on Balance Sheet (6/30/09) 0.8
Add: Existing Debt on Balance Sheet (6/30/09) 8.7
Assumed Fees and Expenses 3.0
Transaction Valuation $49.8
Assumed 2014 EBITDA Exit Multiple 6.50x
Opening % of Total LTM
Capital Structure 07/01/09 Cap. Multiple
Debt 22.6 45.4% 3.00x
Equity (inclusive of rollover) 27.2 54.6%
Total Capitalization $49.8 100.0% 6.60x
LTM Adjusted EBITDA $7.5
Purchase Price Multiple (Excluding Fees) / LTM Adjusted EBITDA
5.93x 6.07x 6.20x 6.43x 6.65x
Sensitivity Analysis - Equity Returns (IRR)
Transaction Value (Excluding Fees)
$44.8 $45.8 $46.8 $48.5 $50.2
Purchase Price Per Share
$5.45 $5.60 $5.75 $6.00 $6.25
5.5x 30.4% 29.3% 28.3% 26.7% 25.3%
Exit 6.0x 32.7% 31.6% 30.6% 29.0% 27.5%
Multiple 6.5x 34.9% 33.8% 32.7% 31.1% 29.5%
7.0x 36.9% 35.8% 34.7% 33.0% 31.5%
7.5x 38.8% 37.7% 36.6% 34.9% 33.3%

CONFIDENTIAL
San Francisco New York Boston Chicago
JMP Securities LLC JMP Securities LLC JMP Securities LLC JMP Securities LLC
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San Francisco, CA 94111 New York, NY 10022 Boston, MA 02110 Chicago, IL 60603
(415) 835-8900 (212) 906-3500 (617) 235-8500 (312) 768-1790
www.jmpsecurities.com
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